UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2010
NEWMONT MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31240	84-1611629

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 South Fiddlers Green Circle Greenwood Village, Colorado	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 863-7414
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. AMENDMENTS TO BYLAWS.
On December 8, 2010, the Board of Directors (the “Board”) of Newmont Mining Corporation (the “Company”) adopted amendments to the Company’s By-Laws (the “By-Laws”) to provide for majority voting in uncontested elections of directors. The amendments became effective immediately upon adoption by the Board.
Article II, Section 1 of the By-laws was amended to provide that nominees for director will be elected to the Board by a majority of the votes cast at any meeting for the election of directors at which a quorum is present. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority and exclude abstentions with respect to that director’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.
If a nominee who already serves as a director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee (the “Committee”) will then make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation taking into account the recommendation of the Committee, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation. If the incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, then the Board may fill any resulting vacancy or decrease the size of the Board.
The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the complete text of the By-Laws, as amended and restated effective as of December 8, 2010. A copy of the By-Laws, as amended and restated, is attached as Exhibit 3.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

3.1	Newmont Mining Corporation By-Laws, as amended and restated December 8, 2010

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWMONT MINING CORPORATION
By:	/s/ Jeffrey K. Reeser
	Name:	Jeffrey K. Reeser
	Title:	Vice President and Secretary
Dated: December 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Newmont Mining Corporation By-Laws, as amended and restated December 8, 2010